EXHIBIT 99.2

Statement Under Oath of Principal Financial Officer Regarding Facts and
Circumstances Relating to Exchange Act Filings

I, Sloan D. Gibson, state and attest that:

1)	To the best of my knowledge, based upon a review of the covered reports of AmSouth Bancorporation, and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2)	I have reviewed the contents of this statement with the Company’s Audit Committee.

3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of AmSouth Bancorporation;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of AmSouth Bancorporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

Subscribed and sworn to before me this 7th day of August, 2002.

/S/ SLOAN D. GIBSON	By:	/S/ MICHELLE A. BRIDGES
Sloan D. Gibson		Notary Public

August 7, 2002
My Commission Expires:  August 4, 2005